Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 15, 2021, is made and entered into by and among (i) Prenetics Global Limited, a Cayman Islands exempted company (“PubCo”), (ii) Artisan Acquisition Corp., a Cayman Islands exempted company (“SPAC”), (iii) Artisan LLC, a Cayman Islands limited liability company (the “Sponsor”), and (iv) the other undersigned parties listed on the signature page hereto (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”).

WHEREAS, SPAC, the Sponsor and each of the other “Holders” as defined therein entered into that certain Registration and Shareholder Rights Agreement dated as of May 13, 2021 (the “Prior SPAC Agreement”), and Prenetics Group Limited, a Cayman Islands exempted company (the “Company”), and certain of its existing shareholders are parties to that certain Shareholders’ Agreement relating to the Company dated as of June 16, 2021 (the “Prior Company Agreement”);

WHEREAS, on the date of this Agreement, PubCo, the Company, SPAC, AAC Merger Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”) and PGL Merger Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”) entered into that certain Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other matters, (i) SPAC will merge with and into Merger Sub 1 with Merger Sub 1 continuing as the surviving entity (the “Initial Merger,” and the closing of the Initial Merger, the “Initial Closing”), and (ii) following the Initial Closing, Merger Sub 2 will merge with and into the Company with the Company continuing as the surviving entity and a wholly owned subsidiary of PubCo (the “Acquisition Merger,” and the closing of the Acquisition Merger, the “Acquisition Closing”);

WHEREAS, at the Initial Closing and subject to the terms and conditions of the Business Combination Agreement, (i) all of the outstanding shares of SPAC will automatically be cancelled and cease to exist in exchange for the right to receive newly issued Class A ordinary shares of PubCo, and (ii) all of the outstanding warrants of SPAC will automatically be assumed by PubCo and adjusted to become PubCo Warrants;

WHEREAS, at the Acquisition Closing and subject to the terms and conditions of the Business Combination Agreement, (i) all of the outstanding shares of the Company will automatically be cancelled and cease to exist in exchange for the right to receive newly issued Class A ordinary shares or Class B ordinary shares, as applicable, of PubCo, and (ii) all of the outstanding restricted share units to acquire shares in the Company will automatically be assumed by PubCo and converted into awards of restricted share units representing the right to receive PubCo Shares; and

WHEREAS, (i) the parties to the Prior SPAC Agreement desire to terminate, effective as of the Acquisition Closing, the same to provide for the terms and conditions set forth in this Agreement, and (ii) the parties to the Prior Company Agreement desire to replace the provisions of the Prior Company Agreement relating to the Registration of Registrable Securities and Registration of Company Shares (each as defined therein) with the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Acquisition Closing” shall have the meaning given in the Recitals hereto.

“Acquisition Merger” shall have the meaning given in the Recitals hereto.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, (a) which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of PubCo, after consultation with counsel to PubCo, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, and (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (b) as to which PubCo has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Amended Forward Purchase Agreements” shall mean, collectively, the Forward Purchase Agreements dated as of March 1, 2021, as amended by the respective Deeds of Novation and Amendment dated as of the date hereof substantially in the form attached as Exhibit A to the Business Combination Agreement, pursuant to which, among other things, (a) Aspex Master Fund, an exempted company incorporated under the laws of the Cayman Islands, has agreed to purchase 3,000,000 Class A ordinary shares of PubCo and 750,000 PubCo Warrants for an aggregate price equal to $30,000,000 immediately prior to the effective time of the Acquisition Merger and (b) Pacific Alliance Asia Opportunity Fund L.P., an exempted limited partnership formed under the laws of the Cayman Islands has agreed to purchase 3,000,000 Class A ordinary shares and 750,000 PubCo Warrants for an aggregate price equal to $30,000,000 immediately prior to the effective time of the Acquisition Merger.

“Block Trade” shall have the meaning given in subsection 2.9.1.

“Board” shall mean the board of directors of PubCo.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Day” shall mean a day on which commercial banks are open for business in New York, the Cayman Islands and the Hong Kong SAR, except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled).

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning given in the Recitals hereto.

“Company Directors” shall mean the directors of the Company on the date of the Prior Company Agreement.

“Company Officers” shall mean Mr. Lawrence Chi Hung Tzang and Mr. Avrom Boris Lasarow.

“Company Significant Shareholder” shall mean Prudential Hong Kong Limited.

“Demanding Holder” shall have the meaning given in Section 2.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission.

“Form F-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form F-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits forward incorporation of substantial information by reference to other documents filed by PubCo with the Commission.

“Form F-3 Shelf” shall have the meaning given in subsection 2.1.3.

“Forward Purchase Securities” shall mean the aggregate of 6,000,000 Class A ordinary shares of PubCo and 1,500,000 PubCo Warrants, to be issued by PubCo pursuant to the Amended Forward Purchase Agreements in connection with the consummation of the transactions contemplated by the Business Combination Agreement.

“Holders” shall have the meaning given in the Preamble.

“Initial Closing” shall have the meaning given in the Recitals hereto.

“Lock-Up Agreement” shall mean, as applicable, the agreements and undertakings of the Holders set forth in (i) Section 6.1 of that certain Shareholder Support Agreements and Deeds, each dated as of the date hereof, by and among the Company, SPAC, PubCo and certain shareholders of the Company identified therein, and (ii) Section 6.1 of that certain Sponsor Support Agreement and Deed dated as of the date hereof by and among the Company, SPAC, PubCo, the Sponsor and certain other persons identified therein, pursuant to which a Holder has agreed not to transfer the Registrable Securities held by such Holder for a certain period of time after the Acquisition Closing.

“Maximum Number of Securities” shall mean, as to a given Underwritten Offering, the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering, in the reasonable determination of the managing Underwriter(s), without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” shall have the meaning given in subsection 2.2.1.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the lock-up period under the applicable Lock-Up Agreement, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.8.1.

“PIPE Securities” shall mean those securities issued pursuant to the PIPE Subscription Agreements.

“PIPE Subscription Agreements” shall mean the agreements, dated as of the date hereof, entered into by and among PubCo, SPAC and the other parties thereto, pursuant to which such other parties will subscribe for PubCo Shares, immediately prior to and substantially concurrently with the Acquisition Closing.

“Prior Company Agreement” shall have the meaning given in the Recitals hereto.

“Prior SPAC Agreement” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall mean, with respect to a given Registration, offering or Transfer of Registrable Securities pursuant to this Agreement, pro rata based on (A) the number of Registrable Securities that each Holder, as applicable, has requested or proposed to be included in such Registration, offering or Transfer and (B) the aggregate number of Registrable Securities that all Holders have requested or proposed to be included in such Registration, offering or Transfer.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“PubCo” shall have the meaning given in the Preamble.

“PubCo Shares” shall mean, collectively, PubCo’s Class A ordinary shares and Class B ordinary shares, each of par value US$0.0001 per share.

“PubCo Warrants” shall mean the warrants exercisable for PubCo Shares to be issued by PubCo in connection with the consummation of the transactions contemplated by the Business Combination Agreement.

“Registrable Securities” shall mean:

(A)              any outstanding PubCo Shares or PubCo Warrants that are held by a Holder as of immediately following the Acquisition Closing;

(B)              any PubCo Shares that may be acquired by a Holder upon the exercise of any of the PubCo Warrants (or any other option or right to acquire PubCo Shares) that are held by a Holder as of immediately following the Acquisition Closing; and

(C)              any other equity security of PubCo issued or issuable with respect to any securities referenced in clauses (A) or (B) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction;

provided, however, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Underwritten Takedown, effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)              all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the PubCo Shares are then listed;

(B)              fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)              printing, messenger, telephone and delivery expenses of PubCo;

(D)              reasonable fees and disbursements of counsel for PubCo;

(E)              reasonable fees and disbursements of all independent registered public accountants of PubCo incurred specifically in connection with such Registration;

(F)               PubCo’s roadshow and travel expenses, if any; and

(G)              reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Underwritten Takedown (not to exceed US$50,000 without the consent of PubCo).

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in Section 2.5.

“SEC Guidance” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf, as the case may be.

“Shelf Registration” shall mean a Registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Significant Holder” shall mean any of the Company Directors, the Company Officers, the Sponsor, the Company Significant Shareholder and their Permitted Transferees.

“SPAC” shall have the meaning given in the Preamble.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Subscription Agreements” shall mean the PIPE Subscription Agreements and the Amended Forward Purchase Agreements.

“Subsequent Shelf” shall have the meaning given in subsection 2.3.2.

“Takedown Demand” shall have the meaning given in subsection 2.4.1.

“Takedown Threshold” shall have the meaning given in Section 2.4.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of PubCo are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Takedown” shall mean an Underwritten Offering of Registrable Securities pursuant to the Shelf, as amended or supplemented.

ARTICLE 2
registrations

2.1              Resale Shelf Registration.

2.1.1         PubCo shall use its reasonable efforts to file within thirty (30) days following the Acquisition Closing, and use commercially reasonable efforts to (a) cause to be declared effective as soon as reasonably practicable thereafter, a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) covering the resale of all the Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis and (b) subject to the other provisions of this Agreement, including Section 3.4, keep such Form F-1 Shelf effective and available for use in compliance with the provisions of the Securities Act until such time as a Form F-3 Shelf is declared effective pursuant to subsection 2.1.3.

2.1.2         Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein.

2.1.3         Following the filing of a Form F-1 Shelf, PubCo shall use commercially reasonable efforts to convert and/or file, and to cause to become effective, the Form F-1 Shelf (and any Subsequent Shelf) to a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”) as soon as reasonably practicable, and in any event within forty-five (45) days, in each case, subject to the other provisions of this Agreement including Section 3.4, after PubCo is eligible to use Form F-3.

2.2              Rule 415 Cutback.

2.2.1         Notwithstanding the registration obligations set forth in Section 2.1, in the event the Commission informs PubCo that all of the Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, PubCo agrees to promptly (a) inform each of the Holders and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (b) withdraw the Shelf Registration and file a new Registration Statement (a “New Registration Statement”), on Form F-3, or if Form F-3 is not then available to PubCo for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, PubCo shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”).

2.2.2         Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that PubCo used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities and subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders, the number of Registrable Securities to be registered on such Registration Statement will be reduced (a) firstly, on a Pro Rata basis among the Holders; and (b) secondly, only if the number of Registrable Securities of Holders permitted to be registered has been reduced to zero, on a Pro Rata basis among holders of PIPE Securities and Forward Purchase Securities.

2.2.3         If PubCo amends the Shelf Registration or files a New Registration Statement, as the case may be, under this Section 2.2, PubCo shall use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities (a) that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement and (b) are no longer restricted by any Lock-Up Agreement.

2.3              Amendment, Supplement and Subsequent Shelf.

2.3.1         PubCo shall use commercially reasonable efforts to maintain a Shelf in accordance with the terms of this Agreement, and shall prepare and file with the Commission from time to time such amendments and supplements to the Shelf as may be necessary to keep the Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

2.3.2         If a Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, PubCo shall, subject to Section 3.4, use commercially reasonable efforts to as promptly as is reasonably practicable (a) cause such Shelf to again become effective under the Securities Act (including using commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), (b) amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf, or (c) prepare and file an additional Registration Statement for a Shelf Registration (a “Subsequent Shelf”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein.

2.3.3         If a Subsequent Shelf is filed pursuant to Section 2.3.2, PubCo shall use commercially reasonable efforts to (a) cause such Subsequent Shelf to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof, and (b) keep such Subsequent Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf shall be on Form F-3 to the extent that PubCo is eligible to use such form, and shall be an automatic shelf registration statement as defined in Rule 405 promulgated under the Securities Act if PubCo is a well-known seasoned issuer as defined in Rule 405 promulgated under the Securities Act at the most recent applicable eligibility determination date.

2.4              Demand for Underwritten Takedown. Subject to the Lock-Up Agreements and to the provisions of this Section 2.4 and Sections 2.5 and 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, either (x) the Holders of at least 20% of the then-outstanding number of Registrable Securities, (y) the Sponsor, who shall not be permitted to demand more than two (2) Underwritten Takedowns pursuant to this Section 2.4(y), or (z) a Significant Holder, who shall be permitted to demand no more than two (2) Underwritten Takedowns pursuant to this Section 2.4(z) (in each case, the “Demanding Holders”) may request to sell all or a portion of their Registrable Securities in an Underwritten Takedown in accordance with this Section 2.4; provided that PubCo shall only be obligated to effect an Underwritten Takedown if such Underwritten Offering shall include Registrable Securities proposed to be sold by the Demanding Holder with a total offering price reasonably expected to exceed, in the aggregate, US$25,000,000 (the “Takedown Threshold”).

2.4.1         Takedown Demand Notice. All requests for an Underwritten Takedowns shall be made by giving written notice to PubCo, which shall specify the number of Registrable Securities proposed to be sold in the Underwritten Takedown (such written notice, a “Takedown Demand”).

2.4.2         Underwriters. The majority-in-interest of the Demanding Holders initiating an Underwritten Takedown shall have the right to select the Underwriter(s) for such Underwritten Offering (which shall consist of one or more nationally recognized investment banks), subject to the approval of PubCo (which shall not be unreasonably withheld). PubCo shall not be required to include any Holder’s Registrable Securities in such Underwritten Takedown unless such Holder accepts the terms of the underwriting as agreed between PubCo and its Underwriter(s) and enters into and complies with an underwriting agreement with such Underwriter(s) in customary form (after having considered in good faith the comments from a single U.S. counsel for the Holders which are selling in the Underwritten Takedown). Notwithstanding anything to the contrary in this Agreement, PubCo may effect any Underwritten Takedown pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering.

2.4.3         Number and Frequency of Underwritten Takedowns. Notwithstanding anything to the contrary in this Section 2.4, under no circumstances shall PubCo be obligated to effect (a) more than one (1) Underwritten Takedown within the first year following the Acquisition Closing, (b) for the period commencing one year after the Acquisition Closing, more than two (2) Underwritten Takedowns within any twelve-month period, (c) more than two (2) Underwritten Takedowns where the Sponsor is a Demanding Holder or (d) more than two (2) Underwritten Takedowns where a Significant Holder is the Demanding Holder.

2.5              Reduction of Underwritten Takedown. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to a Takedown Demand advises PubCo and the Demanding Holders and the Holders requesting piggy-back rights pursuant to this Agreement with respect to such Underwritten Offering (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other PubCo Shares or other equity securities that PubCo desires to sell and the PubCo Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the Maximum Number of Securities, then PubCo shall include in such Underwritten Offering:

2.5.1         first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) that can be sold without exceeding the Maximum Number of Securities (to be allocated Pro Rata among the Demanding Holders and Requesting Holders if the Registrable Securities desired to be sold by such Holders in the aggregate would exceed the Maximum Number of Securities);

2.5.2         second, to the extent that the Maximum Number of Securities has not been reached under the foregoing subsection 2.5.1, the PubCo Shares or other equity securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

2.5.3         third, to the extent that the Maximum Number of Securities has not been reached under the foregoing subsections 2.5.1 and 2.5.2, any PubCo Shares or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of PubCo that can be sold without exceeding the Maximum Number of Securities.

2.6              Effective Registration. Subject to Section 2.7 but notwithstanding any other provision in this Agreement, a Registration will not count as an Underwritten Takedown until the Registration Statement filed with the Commission with respect to such Underwritten Takedown has been declared effective and PubCo has complied with all of its obligations under this Agreement in all material respects with respect to such Underwritten Takedown; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to such Underwritten Takedown is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Underwritten Takedown will be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority in interest of the Demanding Holders, thereafter elects to continue the offering; provided, further, that PubCo shall not be obligated to file a second Registration Statement until the Registration Statement that has been previously filed with respect to such Registration becomes effective or is subsequently terminated.

2.7              Withdrawal of Underwritten Takedown.

2.7.1         Prior to the filing of the applicable preliminary or “red herring” Prospectus used for marketing an Underwritten Takedown, if a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the relevant Demanding Holders shall have the right to withdraw from such Underwritten Takedown upon written notification to PubCo, each other Demanding Holder and Requesting Holder, and the applicable Underwriter(s).

2.7.2         Following the receipt of any notice of withdrawal pursuant to subsection 2.7.1, the other Demanding Holders and Requesting Holders, provided they collectively qualify as Demanding Holders pursuant to clauses (x), (y) or (z) of Section 2.4 and the Takedown Threshold would still be satisfied, may elect to continue with the Underwritten Offering and such continued Takedown Demand shall count as a Takedown Demand of the continuing Demanding Holders for purposes of subsection 2.4.3 and not of the withdrawing Demanding Holders.

2.7.3         If an Underwritten Takedown is withdrawn and not continued pursuant to subsection 2.7.2, then the withdrawn Takedown Demand shall count as an Underwritten Takedown for purposes of subsection 2.4.3.

2.8	Piggyback Registration.

2.8.1         Piggyback Rights. Subject to subsection 2.9.3, if PubCo or any Holder proposes to conduct a registered offering of, or if PubCo proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of the shareholders of PubCo (or by PubCo and by the shareholders of PubCo, including an Underwritten Takedown pursuant to Section 2.4), other than a Registration Statement (a) filed in connection with any employee share option or other benefit plan, (b) for an exchange offer or offering of securities solely to PubCo’s existing shareholders, (c) for an offering of debt that is convertible into equity securities of PubCo, (d) for a dividend reinvestment plan or (e) for a rights offering, then PubCo shall give written notice of such proposed filing or offering to all of the Holders of Registrable Securities as soon as practicable but not less than five (5) days before the anticipated filing date of such Registration Statement, or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable preliminary “red herring” Prospectus or prospectus supplement used for marketing such offering, which notice shall (x) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (y) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within two (2) days after receipt of such written notice (such Registration, other than a registration in connection with a Takedown Demand under Section 2.4 through Section 2.6, a “Piggyback Registration”). Subject to subsection 2.8.2, PubCo shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.8.1 to be included in such Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into and comply with an underwriting agreement in customary form with the Underwriter(s) duly selected for such Underwritten Offering.

2.8.2         Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration advises PubCo and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the PubCo Shares or other equity securities that PubCo desires to sell, taken together with (x) the PubCo Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (y) the Registrable Securities as to which registration has been requested pursuant to Section 2.8 hereof, and (z) the PubCo Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of PubCo, exceeds the Maximum Number of Securities, then:

(a)                If the Registration or registered offering is undertaken for PubCo’s account, PubCo shall include in any such Registration or registered offering:

(i)                first, the PubCo Shares or other equity securities that PubCo desires to sell that can be sold without exceeding the Maximum Number of Securities;

(ii)              second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.8.1, Pro Rata among such Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; and

(iii)            third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the PubCo Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; and

(b)                If the Registration or registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then PubCo shall include in any such Registration or registered offering:

(i)                first, the PubCo Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, that can be sold without exceeding the Maximum Number of Securities;

(ii)              second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the PubCo Shares or other equity securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(iii)            third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.8.1 that can be sold without exceeding the Maximum Number of Securities (to be allocated Pro Rata among such Holders if the Registrable Securities desired to be sold by such Holders in the aggregate, when combined with those desired to be sold by the persons or entities requesting the Registration or registered offering and those desired to be sold by PubCo, would exceed the Maximum Number of Securities); and

(iv)             fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the PubCo Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of PubCo, which can be sold without exceeding the Maximum Number of Securities.

(c)                If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.4, then PubCo shall include in any such Registration or registered offering securities pursuant to Section 2.5.

2.8.3         Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) prior to (a) in the case of an Underwritten Offering, the launch of the roadshow (or other formal marketing activities) by the Underwriter(s); and (b) otherwise, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.8.3.

2.9	Block Trades.

2.9.1         Notwithstanding the foregoing (but subject to Section 3.4), at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in an underwritten or other coordinated registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) US$50,000,000 or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify PubCo and any Significant Holder of the Block Trade at least five (5) Business Days prior to the day such offering is to commence and PubCo shall as expeditiously as possible use commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with PubCo and any Underwriters prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade.

2.9.2         Prior to the filing of the applicable “red herring” Prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the Demanding Holders initiating such Block Trade shall have the right to withdraw upon written notification to PubCo and the Underwriter or Underwriters (if any). Notwithstanding anything to the contrary in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 2.9.2.

2.9.3         Only a Significant Holder may exercise Piggyback Registration rights in connection with a Block Trade; with respect to other Holders, Section 2.8 hereof shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement. Notwithstanding the time periods provided for in Section 2.8, in a Significant Holder’s exercise of Piggyback Registration rights in connection with a Block Trade, PubCo and the Demanding Holder shall not be obligated to include such Significant Holder’s Registrable Securities in such Block Trade unless requested to do so in writing within the Business Day immediately following the date on which notice of the Block Trade is given pursuant to subsection 2.9.1.

2.9.4         The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks), subject to the approval of PubCo (which shall not be unreasonably withheld).

2.9.5         Holders in the aggregate may demand no more than two (2) Block Trades pursuant to this Section 2.9 in any twelve (12) month period, and no more than one (1) Block Trade pursuant to this Section 2.9 within the first year following the Acquisition Closing. For the avoidance of doubt, any Block Trade pursuant to this Section 2.9 shall not be counted as an Underwritten Takedown for purposes of subsection 2.4.3.

2.10          Restrictions on Registration Rights. Notwithstanding any provision of this Agreement to the contrary:

2.10.1      during the period starting with the date sixty (60) days prior to PubCo’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a PubCo-initiated Registration and provided that PubCo continues to actively employ, in good faith, commercially reasonable efforts to maintain the effectiveness of the applicable Shelf; or

2.10.2      if Holders have requested an Underwritten Takedown and PubCo and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering;

then in each case PubCo shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be materially detrimental to PubCo to do otherwise than defer the filing of such Registration Statement or conduct of an Underwritten Offering. In such event, PubCo shall have the right to defer such filing or conduct for a period of not more than sixty (60) days.

2.11          Market Stand-Off Agreement. Each Holder given an opportunity to participate in an Underwritten Offering of equity securities of PubCo pursuant to the terms of this Agreement agrees that it shall not Transfer any PubCo Shares or other equity securities of PubCo (other than those included in such offering pursuant to this Agreement), without the prior written consent of PubCo, during the ninety (90)-day period beginning on the date of pricing of such offering, except in the event the managing Underwriter(s) otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the relevant Underwriter(s) to such effect (in each case on substantially the same terms and conditions as all such Holders).

ARTICLE 3
PUBCO PROCEDURES

3.1              General Procedures. In connection with any Shelf and/or Underwritten Takedown, PubCo shall use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as reasonably practicable without causing any undue disruption to the business of PubCo:

3.1.1         prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the Effectiveness Period (as defined below);

3.1.2         prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are disposed of in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus (the “Effectiveness Period”);

3.1.3         prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriter(s) and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4         prior to any public offering of Registrable Securities, use commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be reasonably necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be reasonably necessary to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5         cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;

3.1.6         provide a transfer agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7         advise each seller of such Registrable Securities, promptly, and in no event later than one (1) Business Day, after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8         at least five (5) Business Days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein) and, thereafter, give good faith consideration to the comments of a single U.S. counsel for such sellers;

3.1.9         notify the Holders, at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10      upon execution of confidentiality agreements which are reasonably satisfactory in form and substance to PubCo, make available for inspection by the Holders of Registrable Securities included in such Registration Statement, the Underwriter(s), if any, and any attorney, accountant, other professional or other representative retained by such Holders or Underwriter(s), financial and other records and pertinent corporate documents of PubCo, as shall be necessary to enable them to exercise their due diligence responsibility, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any of them in connection with the Registration Statement;

3.1.11      obtain a “comfort” letter from PubCo’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12      in the event of an Underwritten Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain (a) an opinion, dated such date, of one (1) counsel representing PubCo for the purposes of such Registration, addressed to the participating Holders, the placement agent or sales agent, if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, placement agent, sales agent, or Underwriter(s) may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority-in-interest of the participating Holders; and (b) a negative assurance (“10b-5”) letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the placement agent or sales agent, if any, and the Underwriters, if any, covering such matters with respect to the Registration in respect of which such 10b-5 letter is being given as the placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such 10b-5 letters;

3.1.13      in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.14      make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of PubCo’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

3.1.15      with respect to an Underwritten Offering pursuant to Section 2.4, use commercially reasonable efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in such Underwritten Offering; and

3.1.16      otherwise, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with any Registration hereunder.

3.2              Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3              Requirements for Participation in Underwritten Offerings. Each Holder shall provide such information as may reasonably be requested by PubCo, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with PubCo’s obligation to comply with federal and applicable state securities laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide such information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of a reputable external counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of PubCo pursuant to a Registration initiated by PubCo hereunder unless such person:

3.3.1         agrees to sell such person’s securities on the basis provided in any customary underwriting arrangements approved by PubCo (after having considered and given good faith consideration to the comments from a single U.S. counsel for the Holders that are selling in the Underwritten Offering); and

3.3.2         completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the Registration of the other Registrable Securities to be included in such Registration.

3.4              Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement as contemplated by Section 3.1.8 (it being understood that PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. In addition, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time (a) would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, (b) would, in the good faith view of PubCo, require PubCo to make an Adverse Disclosure, or (c) could materially affect a bona fide business or financing transaction of the PubCo or its subsidiaries, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the period of time determined in good faith by PubCo to be necessary for such purpose; provided, however, that PubCo shall not have the right to exercise the rights set forth in this Section 3.4 for more than 90 consecutive days or more than 120 days, in any such case, in any 12-month period. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall promptly notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5              Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval system shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. PubCo further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell PubCo Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, PubCo shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE 4
INDEMNIFICATION AND CONTRIBUTION

4.1              Indemnification by PubCo. PubCo agrees to indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, its officers, employees, directors, affiliates, partners, members, attorneys and agents, and each person who controls such Holder (within the meaning of the Securities Act) (each, a “Holder Indemnified Party”) against all losses, judgments, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees), whether joint or several, resulting from, arising out of or that are based on any untrue or allegedly untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by PubCo of the Securities Act or any rule or regulation promulgated thereunder applicable to PubCo and relating to action or inaction required of PubCo in connection with any such registration, except insofar as the same are caused by or contained in any information or affidavit furnished in writing to PubCo by such Holder expressly for use therein, or if such losses, judgments, claims, damages, liabilities and out-of-pocket expenses are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus. PubCo shall promptly reimburse a Holder Indemnified Party for any reasonable expenses incurred by such Holder Indemnified Party in connection with investigating and defending any proceeding or action to which this Section 4.1 applies (including the reasonable fees and disbursements of legal counsel) except insofar as such proceeding or action arise out of or are based on any information or affidavit furnished in writing to PubCo by such Holder, or if such proceeding or action are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus.

4.2              Indemnification by Holders. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless PubCo, its directors, officers and agents, and each person who controls PubCo (within the meaning of the Securities Act) against any losses, judgments, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees), whether joint or several, resulting from, arising out of or that are based on any untrue or allegedly untrue statement of a material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or allegedly untrue statement or omission or alleged omission are caused by or contained in any information or affidavit so furnished in writing to PubCo by such Holder expressly for use therein, or if such losses, judgments, claims, damages, liabilities and out-of-pocket expenses are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriter(s), their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of PubCo.

4.3              Indemnification Process.

4.3.1         Any person entitled to indemnification pursuant to Sections 4.1 or 4.2 (each, an “Indemnified Party”) shall:

(a)                if a claim is to be made against any person (the “Indemnifying Party”) for indemnification hereunder, give prompt written notice to the Indemnifying Party of the losses, claims, damages, liabilities or out-of-pocket expenses (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the Indemnifying Party); and

(b)                unless in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist with respect to such claim, permit such Indemnifying Party to assume control of the defense of such claim with counsel reasonably satisfactory to the Indemnified Party.

4.3.2         If such control of defense is assumed, the Indemnifying Party shall not be subject to any liability to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.

4.3.3         An Indemnifying Party who is not entitled to, or elects not to, assume the control of defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim.

4.3.4         No Indemnifying party shall, without the prior written consent of the Indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such Indemnified Party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

4.3.5         The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

4.4              Contribution. If the indemnification provided under Sections 4.1, 4.2, and 4.3 from the Indemnifying Party is judicially determined to be unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then each Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or omitted to be made by, in the case of an omission), or relates to any information or affidavit supplied by (or not supplied by, in the case of an omission), such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.4 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1, 4.2 and 4.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.4 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.4 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5
MISCELLANEOUS

5.1              Notices. All general notices, demands or other communications required or permitted to be given or made hereunder (“Notices”) shall be in writing and delivered personally or sent by courier or sent by electronic mail to the intended recipient thereof. Any such Notice shall be deemed to have been duly served (a) if given personally or sent by local courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; or (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt). Any notice or communication under this Agreement must be addressed:

If to PubCo:

Prenetics Group Limited
Attention: Mr. Danny Yeung/Mr. Stephen Lo
Email address: danny@prenetics.com; stephen.lo@prenetics.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong
Attention: Jonathan B. Stone/Peter X. Huang, Esq.

Email: jonathan.stone@skadden.com; peter.huang@skadden.com

If to Sponsor or SPAC:

Artisan LLC / Artisan Acquisition Corp.
Address: c/o Room 1111, New World Tower 1
18 Queen’s Road, Central, Hong Kong
Attention: Ben Cheng
Email: ben.cheng@c-venturesfund.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis
Address: 26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Attention: Jesse Sheley; Joseph Raymond Casey; Ram Narayan
Email: jesse.sheley@kirkland.com; joseph.casey@kirkland.com; ram.narayan@kirkland.com

If to any Holder, at such Holder’s address or contact information as set forth under such Holder’s signature to this Agreement or to such Holder’s address as found in PubCo’s books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1. Any Holder not desiring to receive Notices at any time and from time to time may so notify the other parties, who shall thereafter not make, give or deliver any Notice to such Holder until duly notified otherwise (or until the expiry of any period specified in such Holder’s notice).

5.2	Assignment; No Third Party Beneficiaries.

5.2.1         This Agreement and the rights, duties and obligations of PubCo hereunder may not be assigned or delegated by PubCo in whole or in part.

5.2.2         Prior to the expiration of the lock-up period applicable to such Holder pursuant to any Lock-Up Agreement, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the terms and conditions of this Agreement. After the expiration of the lock-up period applicable to such Holder pursuant to any Lock-Up Agreement, the Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to any person to whom it transfers Registrable Securities; provided that such Registrable Securities remain Registrable Securities following such transfer, and such person agrees to be bound by the terms and conditions of this Agreement.

5.2.3         This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4         This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5         No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate PubCo unless and until PubCo shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to PubCo, to be bound by the terms and conditions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3              Counterparts. This Agreement may be executed in multiple counterparts (including by electronic means), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4              Governing Law; Venue. Each party expressly agrees that this Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the applicable of laws of another jurisdiction. Any claim or cause of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court, waives any obligation it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of any cause of action may be heard and determined only in any such court, and agrees not to bring any cause of action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 5.4. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.5              Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. The parties hereto further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

5.6              Entire Agreement. This Agreement (together with the Business Combination Agreement, and any applicable Lock-Up Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings between the parties, whether oral or written, with respect to such subject matter.

5.7              Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive; (b) words in the singular include the plural, and in the plural include the singular; (c) the words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified; (d) the term “including” is not limiting and means “including without limitation”; (e) whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms; (f) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications or supplements thereto; and (g) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation. Where any PubCo Shares are held by the Depository Trust Company or any person who operates a clearing system or issues depositary receipts (or their nominees) and/or a nominee, custodian or trustee for any person, that person shall (unless the context requires otherwise) be treated for the purposes of this Agreement as the holder of those shares and references to shares being “held by” a person, to a person “holding” shares or to a person who “holds” any such shares, or equivalent formulations, shall be construed accordingly. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

5.8              Amendments and Modifications. Only upon the prior written consent of PubCo and the Holders of at least a majority of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment or modification to this Agreement that would have a disproportionately adverse effect on any party’s rights hereunder in any material respect shall require the prior written consent of such party.

5.9              Other Registration Rights. PubCo represents and warrants that as of the date of this Agreement, no person, other than the holders of (a) Registrable Securities, (b) PIPE Securities, and (c) Forward Purchase Securities has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration filed by PubCo for the sale of securities for its own account or for the account of any other person. The Holders hereby acknowledge that PubCo has granted resale registration rights to holders of PIPE Securities and Forward Purchase Securities in the Subscription Agreements, and that nothing herein shall restrict the ability of PubCo to fulfill its obligations under the Subscription Agreements. As of the Acquisition Closing there will not be any registration rights related to securities of PubCo that PubCo has agreed to other than under this Agreement and the Subscription Agreements.

5.10          Termination of Prior SPAC Agreement and Termination and Effectiveness of this Agreement.

5.10.1      Each of SPAC, the Sponsor and the “Holders” (as defined in the Prior SPAC Agreement) hereby agrees that the Prior SPAC Agreement shall terminate as of the Initial Closing, and thereafter shall be of no further force and effect.

5.10.2      This Agreement shall take effect as of and from the Acquisition Closing; provided, that if the Business Combination Agreement is terminated prior to the Acquisition Closing, this Agreement shall not become effective and shall be deemed void.

5.10.3      With effect from the Acquisition Closing, each party to this Agreement hereby irrevocably waives and agrees not to exercise or enforce any rights it may have (a) in respect of the registration of Registrable Securities pursuant to any other agreement, in general and (b) arising from or pursuant to the Prior Company Agreement, in particular.

5.11          Term. This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 shall survive any termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

PUBCO:

PRENETICS GLOBAL LIMITED

By:	/s/ Danny Yeung
	Name:	Danny Yeung
	Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

SPAC: ARTISAN ACQUISITION CORP.

By:	/s/ Cheng Yin Pan
	Name:	Cheng Yin Pan
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Sponsor:

ARTISAN LLC

By:	/s/ Cheng Yin Pan
	Name:	Cheng Yin Pan
	Title:	Manager

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Holder: Avrom Boris Lasarow

By:	/s/ Avrom Boris Lasarow
Name:
Title:

Address for Notices:

Thimble Hall Leacon Lane Ashford Tn270en

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Holder: Danny Sheng Wu Yeung

By:	/s/ Danny Sheng Wu Yeung
Name:
Title:

Address for Notices:

701-706, K11 Atelier, 728 King's Road, Quarry Bay, Hong Kong

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Holder: Lawrence Chi Hung Tzang

By:	/s/ Lawrence Chi Hung Tzang

Address for Notices:

Flat G, 53/F, Tower 7, Sky Tower, 38 Sung Wong Toi Road, Tokwawan, Kowloon Hong Kong

[Signature Page to Registration Rights Agreement]